UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2017

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 8.01	Other Events

On July 13, 2017, Byline Bancorp, Inc. (the “Company”) entered into Repurchase Agreements (the “Repurchase Agreements”) with each of Malugo LP, MBI Holding, LP, Tanoak Limited and Tenedora de Acciones ACA, S.A. de C.V. (collectively, the “Sellers”), pursuant to which the Company agreed to repurchase all of its outstanding Noncumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), from the Sellers, for an aggregate purchase price of approximately $25.5 million. Under the Repurchase Agreements, Malugo LP agreed to sell 1,244 shares of the Series A Preferred Stock to the Company, MBI Holding, LP agreed to sell 6,344 shares of Series A Preferred Stock to the Company, Tanoak Limited agreed to sell 1,071 shares of Series A Preferred Stock to the Company and Tenedora de Acciones ACA, S.A. de C.V. agreed to sell 6,344 shares of Series A Preferred Stock to the Company. The Repurchase Agreements contain customary representations, warranties, closing conditions and termination provisions. On July 14, 2017, the Company completed the repurchase of all outstanding shares of its Series A Preferred Stock, and on July 17, 2017 all of the Series A Preferred Stock got cancelled.

The foregoing description of the Repurchase Agreements does not purport to be complete and is qualified in it is entirety by reference to the full text of the form of Repurchase Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Repurchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date: July 17, 2017	By:	/s/ Alberto J. Paracchini
Name: Alberto J. Paracchini
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Repurchase Agreement

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